CONTACT:
Jonathan Goldberg, Senior Director of Corporate Development
ir@psemi.com

Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt or Melanie Solomon
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Suzanne@blueshirtgroup.com
Melanie@blueshirtgroup.com

Peregrine Semiconductor Announces Third Quarter 2014 Financial Results

San Diego, California, October 29, 2014 -- Peregrine Semiconductor Corporation (Peregrine Semiconductor) (NASDAQ: PSMI), founder of RF SOI (silicon on insulator) and pioneer of advanced RF solutions, today announced its third quarter 2014 financial results.

On August 22, 2014, Peregrine Semiconductor entered into an Agreement and Plan of Merger with Murata Electronics North America, Inc. (Murata) and PJ Falcon Acquisition Company, Limited, a wholly-owned subsidiary of Murata. Due to this proposed merger with Murata, Peregrine Semiconductor will not conduct a third quarter 2014 financial results conference call.

Third quarter 2014 revenue was $43.1 million, compared with $60.0 million for the same period in 2013.

As reported under U.S. generally accepted accounting principles (GAAP), third quarter 2014 net loss was $3.1 million, compared with a GAAP net income of $4.4 million in the same period in 2013. Diluted net loss per share was $0.09 for the third quarter of 2014 compared to a diluted net income per share of $0.12 for the same period in 2013.

Non-GAAP net loss for the third quarter of 2014 was $1.3 million, or $0.04 per diluted share based on weighted average shares outstanding of 33.6 million. This compares with non-GAAP net income of $6.2 million or $0.17 per diluted share based on weighted average shares outstanding of 35.8 million for the same period in 2013.

Gross margin on a GAAP basis for the third quarter of 2014 was 39.6% of revenue, compared to 42.1% of revenue for the same period in 2013. Gross margin on a non-GAAP basis for the third quarter of 2014 was 40.3% of revenue, compared to 42.5% of revenue for the same period in 2013.

Operating expenses for the third quarter of 2014 were $20.3 million on a GAAP basis and $18.8 million on a non-GAAP basis, compared to $21.0 million on a GAAP basis and $19.5 million on a non-GAAP basis for the third quarter of 2013.

In anticipation of the proposed merger with Murata, which the Company currently expects to be completed by the end of 2014, Peregrine Semiconductor will not issue financial guidance for the upcoming quarter or conduct a fourth quarter financial results conference call. The merger is subject to various closing conditions, including Peregrine stockholder and regulatory approvals.

Use of GAAP and Non-GAAP Financial Measures
Peregrine Semiconductor prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as gross margin, net income and loss per share information for the three and nine months ended September 27, 2014, and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. However, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Condensed Consolidated Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Use of Forward Looking Statements
This press release contains forward looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; intellectual property risks; intense competition in our industry; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products; consumer acceptance of our customers’ products that incorporate our solutions; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products.

For further information regarding risks and uncertainties associated with Peregrine’s business, please refer to the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Form 10-K for the year ended December 28, 2013, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://investors.psemi.com/. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

About Peregrine Semiconductor
Peregrine Semiconductor (NASDAQ: PSMI), founder of RF SOI (silicon on insulator), is a leading fabless provider of high-performance, integrated RF solutions. Since 1988 Peregrine and its founding team have been perfecting UltraCMOS® technology - a patented, advanced form of SOI - to deliver the performance edge needed to solve the RF market's biggest challenges, such as linearity. With products that deliver best-in-class performance and monolithic integration, Peregrine is the trusted choice for market leaders in automotive, broadband, industrial, Internet of Things, military, mobile devices, smartphones, space, test-and-measurement equipment and wireless infrastructure. Peregrine holds more than 190 filed and pending patents and has shipped over 2 billion UltraCMOS units. For more information, visit http://www.psemi.com.

The Peregrine Semiconductor name, logo, and UltraCMOS are registered trademarks of Peregrine Semiconductor Corporation in the U.S.A., and other countries.

(Tables Follow)

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)
	Three Months Ended		Nine Months Ended

	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net revenue	$43,123	$60,002	$131,500	$158,992
Cost of net revenue	26,031	34,749	81,593	93,203
Gross profit	17,092	25,253	49,907	65,789
Operating expense:
Research and development	9,251	10,777	29,730	31,417
Selling, general and administrative	11,092	10,210	39,355	31,487
Total operating expense	20,343	20,987	69,085	62,904
Income (loss) from operations	(3,251)	4,266	(19,178)	2,885
Interest income (expense), net	54	(27)	123	(165)
Other income (expense), net	(14)	99	48	50
Income (loss) before income taxes	(3,211)	4,338	(19,007)	2,770
Income tax expense (benefit)	(63)	(95)	98	(7)
Net income (loss)	$(3,148)	$4,433	$(19,105)	$2,777

Net income (loss) per share
Basic	$(0.09)	$0.14	$(0.57)	$0.09
Diluted	$(0.09)	$0.12	$(0.57)	$0.08

Shares used to compute net income (loss) per share
Basic	33,572	32,394	33,261	32,163
Diluted	33,572	35,804	33,261	35,738

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)
	September 27,	December 28,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$18,041	$16,249
Short-term marketable securities	30,508	28,035
Accounts receivable, net	14,370	16,905
Inventories	34,970	53,489
Prepaids and other current assets	3,346	4,085
Total current assets	101,235	118,763
Property and equipment, net	19,851	23,122
Long-term marketable securities	28,472	18,888
Other assets	2,931	102
Total assets	$152,489	$160,875

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,182	$12,983
Accrued liabilities	11,203	11,829
Accrued compensation	3,994	4,542
Customer deposits	—	916
Deferred revenue	11,044	6,131
Total current liabilities	36,423	36,401

Other long-term liabilities	2,461	943
Stockholders’ equity:
Common stock	34	33
Additional paid-in capital	357,972	348,684
Accumulated deficit	(244,091)	(224,986)
Accumulated other comprehensive loss	(310)	(200)
Total stockholders’ equity	113,605	123,531
Total liabilities and stockholders’ equity	$152,489	$160,875

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)
	Nine Months Ended
	September 27,	September 28,
	2014	2013
Operating activities
Net income (loss)	$(19,105)	$2,777
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,503	4,825
Loss on disposal of property and equipment	541	—
Stock-based compensation	5,782	4,854
Imputed interest related to deposit arrangements, net	41	(307)
Amortization of premium and discount on investments, net	221	293
Cash received for lease incentives	—	135
Changes in operating assets and liabilities:
Accounts receivable	2,625	(4,956)
Inventories	18,614	4,717
Prepaids and other current and noncurrent assets	(2,552)	3,676
Accounts payable and accrued liabilities	(2,928)	(16,144)
Customer deposits	—	(11,425)
Deferred revenue	4,914	(6,787)
Net cash provided by (used in) operating activities	13,656	(18,342)
Investing activities
Purchase of property and equipment	(2,527)	(5,304)
Purchase of marketable securities	(37,057)	(28,552)
Sale and maturity of marketable securities	24,710	31,607
Proceeds from sale of equipment	483	—
Net cash used in investing activities	(14,391)	(2,249)
Financing activities
Payments on obligations under capital leases	—	(7)
Payments on customer deposit financing arrangement	(916)	(8,046)
Proceeds from exercise of stock options	3,787	1,759
Payments related to net share settlement of equity awards	(281)	—
Net cash provided by (used in) financing activities	2,590	(6,294)
Effect of exchange rate changes on cash and cash equivalents	(63)	(15)
Net change in cash and cash equivalents	1,792	(26,900)
Cash and cash equivalents at beginning of period	16,249	44,106
Cash and cash equivalents at end of period	$18,041	$17,206

Peregrine Semiconductor Corporation RECONCILIATION OF GAAP TO NON-GAAP RESULTS (in thousands, except per share data) (unaudited)

	Three Months Ended				Nine Months Ended
	September 27, 2014		September 28, 2013		September 27, 2014		September 28, 2013
Gross profit - GAAP	$17,092	39.6%	$25,253	42.1%	$49,907	38.0%	$65,789	41.4%
Non-cash compensation expense (1)	277	0.7	238	0.4	807	0.6	652	0.4
Gross profit - Non-GAAP	$17,369	40.3%	$25,491	42.5%	$50,714	38.6%	$66,441	41.8%
Income (loss) from operations - GAAP	$(3,251)	(7.5)%	$4,266	7.1%	$(19,178)	(14.6)%	$2,885	1.8%
Non-cash compensation expense (1)	1,816	4.2	1,728	2.9	5,782	4.4	4,854	3.1
Income (loss) from operations - Non-GAAP	$(1,435)	(3.3)%	$5,994	10.0%	$(13,396)	(10.2)%	$7,739	4.9%
Net income (loss) - GAAP	$(3,148)	(7.3)%	$4,433	7.4%	$(19,105)	(14.5)%	$2,777	1.7%
Non-cash compensation expense (1)	1,816	4.2	1,728	2.9	5,782	4.4	4,854	3.1
Net income (loss) - Non-GAAP	$(1,332)	(3.1)%	$6,161	10.3%	$(13,323)	(10.1)%	$7,631	4.8%

Diluted net income (loss) per share - GAAP	$(0.09)		$0.12		$(0.57)		$0.08
Non-cash compensation expense	0.05		0.05		0.17		0.13
Diluted net income (loss) per share - Non-GAAP	$(0.04)		$0.17		$(0.40)		$0.21

Shares used to compute diluted net income (loss) per share - GAAP and Non-GAAP	33,572		35,804		33,261		35,738

(1) Includes stock-based compensation as follows:
	Three Months Ended				Nine Months Ended
	September 27, 2014		September 28, 2013		September 27, 2014		September 28, 2013
Cost of net revenue	$277		$238		$807		$652
Research and development	574		537		1,869		1,534
Selling, general and administrative	965		953		3,106		2,668
Total	$1,816		$1,728		$5,782		$4,854

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